UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2024

Servotronics, Inc.

(Exact name of registrant as specified in its charter.)

Commission File Number: 001-07109

Delaware	16-0837866
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

1110 Maple Street

Elma, New York 14059-0300

(Address of principal executive offices, including zip code)

(716) 655-5990

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	SVT	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2024 Annual Meeting of the stockholders of the Company was held on May 10, 2024. Stockholders representing 2,188,381 shares, or 85.86% of the 2,548,673 common shares outstanding as of the April 5, 2024, record date were present in person or were represented at the meeting by proxy.

The following Directors were elected by the affirmative vote of a plurality of the votes cast. The results of the voting for each nominee were as follows.

Name	For	Withhold Authority	Broker Non-Votes
Brent D. Baird	1,387,767	541,350	259,264
Edward C. Cosgrove	1,223,215	705,902	259,264
William F. Farrell, Jr.	1,248,094	681,023	259,264
Karen L. Howard	1,229,111	700,006	259,264
Christopher M. Marks	1,237,719	691,398	259,264
Evan H. Wax	1,388,019	541,098	259,264

The advisory approval of executive compensation for 2023 received the affirmative vote of a majority of the votes cast in a non-binding vote. The results of the voting for the advisory vote were as follows:

For	Against	Abstentions	Broker Non-Votes
1,227,644	694,722	6,751	259,264

The ratification of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the 2024 fiscal year received the affirmative vote of a majority of the votes cast and was passed. The results of the voting for this proposal were as follows:

For	Against	Abstentions
1,705,073	45,985	437,323

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2024

Servotronics, Inc.

By:	/s/ Robert Fraass
Robert Fraass
Chief Financial Officer